Exhibit 99.1

IMMEDIATE ACTION REQUIRED — DO NOT DELAY

Name
Address Line 1
Address Line 2
City, State ZIP

December 2006

RE: INLAND RETAIL OUTSTANDING STOCK CERTIFICATES

Dear Inland Retail Real Estate Trust, Inc. Shareholder:

As we previously announced, Inland Retail Real Estate Trust, Inc. (“Inland Retail”) and Developers Diversified Realty Corporation (“DDR”) entered into a definitive merger agreement on October 20, 2006.  Under the agreement, DDR will acquire the outstanding shares of Inland Retail for $14.00 per share, subject to certain conditions.  A proxy requesting your vote on the merger transaction will be mailed to you shortly.

Subject to shareholder approval and other closing conditions, we anticipate the completion of this transaction to occur in the first quarter of 2007.  In order to assist in the closing process and minimize any delays in the potential final payment of your investment, we strongly urge that you return your outstanding Inland Retail certificates so that your shares may be converted to “book-entry”.  A book-entry transaction signifies securities that are not represented by certificates of ownership, but are recorded directly on the company’s formal shareholder records.  This method eliminates the requirement of delivering a stock certificate at the time of any sale or transfer of ownership.

Returning your certificate(s) does not impact your investment or your distributions.  You will continue to own the same number of shares.  Your ownership will simply be converted to book-entry.   A confirmation will be sent to you upon receipt of your certificate(s) and conversion to book-entry.  As the merger has not yet occurred, surrendering your certificates at this time will not result in any payments to you.  Surrendering your stock certificate(s) will assist in making the final payout process more efficient and could prevent delays in payment.  The final payment will not occur until after the closing of this merger.

PLEASE SEE THE REVERSE SIDE OF THIS LETTER FOR A LISTING OF THE CERTIFICATES THAT HAVE BEEN ISSUED IN YOUR NAME AND ARE CURRENTLY OUTSTANDING.  Return these certificate(s) in the enclosed postage-paid envelope.  You do not need to sign the back of the certificate(s).  If a certificate is lost, please complete the enclosed Affidavit of Lost Certificate and return it in the enclosed postage paid envelope.  This lost certificate form does require a notarized signature.  Should you wait until the time of the merger to report a certificate as lost, please note that a fee may be imposed.

Please do not delay in surrendering your certificate(s).  If you have any questions, please contact your registered representative or Inland Retail Investor Relations at (800) 348-9192.  Thank you for your prompt attention to this matter.  Your cooperation is greatly appreciated.

Sincerely,
INLAND RETAIL REAL ESTATE TRUST, INC.

Dione K. McConnell Assistant Vice President Director of Investor Relations

2901 Butterfield Road Oak Brook, IL 60523

CERTIFICATE NUMBER	NUMBER OF SHARES

This letter contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this announcement are forward-looking statements. All forward-looking statements speak only as of the date of this announcement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of DDR, Inland Retail and their affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, approval of the transaction by the shareholders of Inland Retail, the satisfaction of closing conditions to the transaction, difficulties encountered in integrating the companies, the marketing and sale of non-core assets, and the effects of general and local economic and real estate conditions. Additional information or factors which could impact the companies and the forward-looking statements contained herein are included in each company’s filings with the Securities and Exchange Commission. The companies assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

This letter does not constitute an offer of any securities for sale. In connection with the proposed transaction, DDR and Inland Retail expect to file a proxy statement/ prospectus as part of a registration statement regarding the proposed merger with the Securities and Exchange Commission. Investors and security holders are urged to read the proxy statement/prospectus because it will contain important information about DDR and Inland Retail and the proposed merger. Investors and security holders may obtain a free copy of the definitive proxy statement/prospectus and other documents filed by DDR and Inland Retail with the SEC at the SEC’s website at www.sec.gov. The definitive proxy statement/prospectus and other relevant documents may also be obtained free of charge from DDR and Inland Retail by directing such request to:  Developers Diversified Realty Corporation, Attention: Investor Relations, 3300 Enterprise Parkway, Beachwood, Ohio 44122 or Inland Retail Real Estate Trust, Inc., Attention: Investor Relations, 2901 Butterfield Road, Oak Brook, IL 60523. Investors and security holders are urged to read the proxy statement, prospectus and other relevant material when they become available before making any voting or investment decisions with respect to the merger.

DDR and Inland Retail and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Inland Retail in connection with the merger. Information about DDR and its directors and executive officers, and their ownership of DDR securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of DDR, which was filed with the SEC on April 3, 2006. Information about Inland Retail and its directors and executive officers, and their ownership of Inland Retail  securities, is set forth in the proxy statement for the 2006 Annual Meeting of Stockholders of Inland Retail, which was filed with the SEC on October 14, 2006. Additional information regarding the interests of those persons may be obtained by reading the proxy statement/prospectus when it becomes available. As a result of this transaction, Inland Retail does not intend to hold an annual stockholder meeting and instead will hold a special meeting to vote on the proposed merger.